Exhibit 99.1

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025

HBK®
CPAs & Consultants

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

June 2, 2026

To the Stockholders of

Eaze, Inc. and Subsidiaries

Edgewater, Colorado

Independent Auditor’s Report

Opinion

We have audited the accompanying consolidated financial statements of Eaze, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eaze, Inc. and Subsidiaries as of December 31, 2025, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note J to the consolidated financial statements, the Company operates in the cannabis industry which is legal in the State of Colorado, California, and Florida, but illegal under United States federal law. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

HILL , BARTH & KING LLC | 301 YAMATO ROAD, SUITE 3130 | BOCA RATON, FL 33431 | TEL 239-263-2111 | FAX 239-263-0496 | HBKCPA.COM

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Certified Public Accountants

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2025

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,259,716
Accounts receivable, net of allowance for credit losses of $497,418	1,848,176
Inventory	11,428,335
Prepaid expenses	1,953,506
Other current assets	106,615
TOTAL CURRENT ASSETS	18,596,348

PROPERTY AND EQUIPMENT, NET	28,136,691

OTHER ASSETS
Right-of-use assets - operating	33,398,798
Right-of-use assets - finance	3,636,308
Intangibles, net	15,661,186
Other assets	1,337,976
Deferred tax asset	1,077,906
TOTAL ASSETS	$101,845,213

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,624,113
Accrued expenses	5,304,942
Accrued taxes payable	6,276,508
Income taxes payable	7,739,950
Current portion of operating lease liabilities	3,864,415
Current portion of finance lease liabilities	1,631,126
Current portion of long-term debt	5,227,708
TOTAL CURRENT LIABILITIES	36,668,762

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	33,203,198
Finance lease liabilities, net of current portion	1,395,880
Uncertain tax position	11,791,706
Long-term debt, net of current portion	2,230
TOTAL LIABILITIES	83,061,776

STOCKHOLDERS’ EQUITY	18,783,437
$101,845,213

See accompanying notes to consolidated financial statements

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

OPERATING INCOME
Sales	$141,140,072
Cost of goods sold	82,148,802
GROSS PROFIT	58,991,270

OPERATING EXPENSES	69,605,575
LOSS FROM OPERATIONS	(10,614,305)

OTHER INCOME (EXPENSE)
Interest income	107
Interest expense	(353,056)
Other income	602,451
Other expense	(929,082)
(679,580)
LOSS BEFORE PROVISION FOR INCOME TAXES	(11,293,885)

PROVISION FOR INCOME TAXES	12,829,392
NET LOSS	$(24,123,277)

See accompanying notes to consolidated financial statements

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2025

	Common Stock		Preferred Stock		Additional	Accumulated
	Class A	Class B	Series A	Series B	Paid-in Capital	Deficit	Total
Balance, December 31, 2024	$—	$4	$54,020,000	$10,000,000	$24,578	$(21,198,888)	$42,845,694
Stock-based compensation	—	—	—	—	61,020	—	61,020
Net loss	—	—	—	—	—	(24,123,277)	(24,123,277)
Balance, December 31, 2025	$—	$4	$54,020,000	$10,000,000	$85,598	$(45,322,165)	$18,783,437

See accompanying notes to consolidated financial statements

EAZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,123,277)
Adjustments to reconcile net loss to net cash used in by operating activities:
Depreciation	5,039,829
Amortization	1,320,809
Amortization of operating right-of-use assets	4,130,501
Amortization of finance right-of-use assets	1,125,091
Provision for credit losses	203,251
Compensation expense related to stock-based awards	61,020
Paid-in-kind interest	218,496
Deferred income tax benefit	(781,559)
Changes in assets and liabilities:
Accounts receivable	(485,849)
Inventory	1,288,871
Prepaid expenses	71,099
Other current assets	(38,005)
Intangible assets	(2,738,637)
Other assets	(443,606)
Accounts payable	(1,564,302)
Accrued expenses	951,331
Accrued taxes payable	(881,741)
Income taxes payable	2,117,004
Uncertain tax position	11,791,706
Operating lease payments	(4,249,994)
NET CASH USED IN OPERATING ACTIVITIES	(6,987,962)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, net	(1,099,770)
NET CASH USED IN INVESTING ACTIVITIES	(1,099,770)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under finance lease obligations	(1,439,491)
Borrowings on long-term debt	5,000,000
Repayment of principal portion of long-term debt	(1,433,043)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,127,466

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,960,266)

CASH AND CASH EQUIVALENTS
Beginning of year	9,219,982
End of year	$3,259,716

SUPPLEMENTARY CASH FLOW INFORMATION
Cash paid for interest	$353,056
Interest paid-in kind	$218,496

See accompanying notes to consolidated financial statements

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE A – NATURE OF OPERATIONS

Eaze, Inc. (the Company) is a corporation that was formed and began operations on August 6, 2024, under the laws of the State of Delaware. The Company is engaged in the business of cultivating, manufacturing, and selling medicinal and adult-use cannabis products in Colorado, California, and Florida.

On August 21, 2024, Eaze, Inc. and Subsidiaries entered into an agreement and plan of acquisition (the Acquisition) with Eaze Technologies, Inc. and its subsidiaries, pursuant to which Eaze, Inc. and Subsidiaries would acquire all assets and liabilities of Eaze Technologies, Inc. and its subsidiaries.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of management, who is responsible for their integrity and objectivity.

Basis of Consolidation

The consolidated financial statements include the accounts of Eaze, Inc. and its subsidiaries, Eaze Colorado, LLC, Eaze California, LLC, and Eaze Florida, LLC.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has no cash equivalents as of December 31, 2025.

Credit Risk

The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no loss due to this concentration.

Significant Accounting Judgments, Estimates, and Assumptions

The preparation of consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Allowance for Credit Losses

The Company’s accounts receivable are primarily due from wholesale customers. Credit is extended to customers based on an evaluation of each customer’s creditworthiness and financial condition; collateral is not required. The Company maintains allowances for credit losses, returns and discounts. The Company evaluates the collectability of its accounts receivable based on a combination of prospective factors. The allowance for credit losses is based on the aging of such receivables and any known specific collectability exposures as well as financial stability of its customers. Accounts are written off when deemed uncollectible. It is reasonably possible that the Company’s estimate of the allowance for credit losses will change.

2025
Beginning balance	$415,453
Current provision	203,251
Write-offs	(121,286)
Ending balance	$497,418

Inventory

Inventories are valued at the lower of cost or market. Inventory consists primarily of raw materials, work-in-process, and finished goods. Due to state and federal regulations, the Company tracks its cannabis products including raw materials from seed to finished goods. Work-in-process consists of raw materials, direct labor, and related production overhead.

Costs incurred during the production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the production processes. Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost or net realizable value.

Net realizable value is determined by the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis and is a significant estimate. Products for resale and supplies and consumables are valued at lower of cost or net realizable value. The Company reviews inventory for obsolete, redundant, and slow-moving goods and any such inventories are written down to net realizable value. As of December 31, 2025, there were no reserves for obsolete inventories.

Prepaid Expenses

The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are incurred, using the straight-line method.

Property and Equipment

Property and equipment are recorded at cost, including capitalized borrowing costs, net of depreciation. Expenditures for ordinary repairs and maintenance are charged to expense as incurred. Expenditures that materially increase the life of the assets are capitalized. Depreciation is computed using the straight-line method over the assets’ estimated useful life.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

Asset classes and their respective useful lives are as follows:

Life (years)
Buildings	30
Leasehold improvements	5-15
Computers and equipment	5-15
Vehicles	5
Furniture and fixtures	5

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

Leased Assets

The Company leases equipment and real property for retail stores and cultivation facilities. The Company determines if an arrangement is a lease at inception.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU assets also include any lease payments made and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments are recognized on a straight-line basis over the lease term.

The lease agreements do not contain any material residual value guarantees or material restrictive covenants. Additionally, for real property leases, the Company applies a portfolio approach to effectively account for the operating lease ROU assets and liabilities.

Intangible Assets

The Company’s intangible assets consist of a Medical Marijuana Treatment Center (“MMTC”) license for the State of Florida, which is classified as an indefinite‑lived intangible asset, and tradenames and technology, which are classified as finite‑lived intangible assets with estimated useful lives of twelve years and five years, respectively. Finite‑lived intangible assets are amortized on a straight‑line basis over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable, in accordance with the guidance for long‑lived assets. Indefinite‑lived intangible assets are not amortized but are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. In performing the annual impairment assessment for indefinite‑lived intangible assets, the Company may first perform a qualitative assessment to determine whether it is more likely than not that the asset is impaired; if, based on this assessment, it is more likely than not that the asset is impaired, or if the Company elects to bypass the qualitative assessment, the Company estimates the fair value of the asset and records an impairment loss for any excess of the carrying amount over its fair value.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is recognized by the Company in accordance with FASB Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale and retail sales of cannabis, which are recognized upon satisfaction of the performance obligation, which occurs at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

The Company generates advertising revenue primarily from selling advertising placements on its digital platforms and other media to cannabis and non‑cannabis brands. The Company accounts for revenue from contracts with customers in accordance with ASC 606, Revenue from Contracts with Customers. Advertising contracts typically specify the nature of the advertising services (such as display impressions, sponsored content, or campaign packages), the campaign period, and the pricing, which may be based on a cost‑per‑impression, cost‑per‑click, fixed fee, or other usage‑based metric. The Company identifies a contract with a customer when it is approved, each party’s rights and payment terms are identified, the contract has commercial substance, and it is probable that the Company will collect substantially all consideration to which it will be entitled in exchange for the advertising services to be transferred.

The Company’s advertising services generally represent a single performance obligation to provide access to the Company’s advertising inventory and deliver the purchased impressions or other agreed‑upon advertising units over the campaign term. For impression‑ or click‑based arrangements, the transaction price is generally variable because it is based on the number of impressions served or clicks delivered. The Company estimates the transaction price, including variable consideration, using the expected value method and applies the constraint on variable consideration where applicable, considering the potential for credits, make‑goods, and similar adjustments. The transaction price is allocated to the single performance obligation and revenue is recognized over time as the advertisements are delivered, generally based on the number of impressions or other measurable outputs delivered during the reporting period relative to the total contracted units.

Advertising Costs

Advertising and marketing costs are expensed as incurred. During the year ended December 31, 2025, the Company incurred advertising and marketing costs totaling $3,143,109.

Share Based Compensation

The Company awards stock options and restricted stock units (“RSUs”) to board members, officers, and certain management employees of the Company. All share-based payments are measured using a fair-value based method. The Company accounts for forfeitures as they occur. Share based compensation costs are recognized in the consolidated statement of operations using the graded-vesting method over the award term.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Share Based Compensation (Continued)

Stock Options:

The fair value of stock options is estimated using the Black-Scholes option pricing model. Assumptions used in the model include:

●	Expected term - the expected term represents the period of time in years that options granted are expected to be outstanding and is computed using the simplified method as the Company has insufficient historical information regarding its stock options to provide a basis for an estimate.
●	Expected volatility - the Company estimates expected volatility using the historical volatility of the Company. In cases where there is insufficient trading history, the expected volatility is estimated using the historical volatility of other companies that the Company considers comparable that have trading and volatility history prior to the Company becoming public.
●	Expected annual rate of dividends - is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
●	Risk free annual interest rate - based on the United States bond yield rate at the time of grant using the expected term of the award.

Restricted Stock Units:

Restricted Stock Units (“RSUs”) represent a right to receive a single Subordinate Voting Share that is both non-transferable and forfeitable unless and until certain conditions are satisfied. The fair value of RSUs is determined by the fair market value of the Company’s common stock on the grant date.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred income tax assets and liabilities are determined based on enacted tax rates and laws for the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the provision for income taxes. The Company recognizes benefits from uncertain tax positions based on the cumulative probability method whereby the largest benefit with a cumulative probability of greater than 50% is recorded. An uncertain tax position is not recognized if it has a 50% or less likelihood of being sustained. Recognition or measurement is reflected in the period in which the likelihood changes. Any interest and penalties related to unrecognized tax liabilities are recorded in provision for income taxes on the consolidated statements of operations.

The IRS has taken the position that IRC section 280E prevents cannabis companies from deducting any business expenses other than those included in the cost of goods sold.

Eaze Colorado, LLC, Eaze California, LLC, and Eaze Florida, LLC are disregarded entities for U.S. federal and state income tax. Therefore, no provision for income taxes related to these subsidiaries have been included in the consolidated financial statements.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities

Under an expanded optional private company alternative established in ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, a private company (i.e., the reporting entity) may elect not to apply Variable Interest Entity (VIE) guidance to legal entities under common control (including common control leasing arrangements) if both the parent and the legal entity being evaluated for consolidation are not public business entities.

Effectively, this private company accounting alternative, which covers all common control arrangements meeting certain conditions, expands the scope of the alternative allowing private companies not to apply the VIE guidance to qualifying common control leasing arrangements, which was established in ASU No. 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. Accordingly, ASU No. 2018-17 supersedes the alternative covering only leasing arrangements.

The optional accounting alternative, pursuant to which a private company (i.e., the reporting entity) is not required to apply VIE guidance to a legal entity, may be used if all of the following criteria are met:

●	The reporting entity and the legal entity are under common control.
●	The reporting entity and the legal entity are not under common control of a public business entity.
●	The legal entity under common control is, itself, not a public business entity.
●	The reporting entity does not otherwise directly or indirectly have a controlling financial interest in the legal entity.

The Company has determined that its subsidiary, Hometown Hearts, Inc. (“Hometown Hearts”), is a variable interest entity (“VIE”) under ASC 810-10-15-14 through 15-17 because the equity investors at risk, as a group, lack substantive power over the activities that most significantly affect Hometown Hearts’ economic performance and do not hold the substantive economics of the entity; substantially all significant operating activities and economic interests are directed to, and borne by, the Company through a management services agreement and related support arrangements.

The Company, through its involvement with Hometown Hearts, including the management services agreement, has both (i) the power to direct the activities that most significantly affect Hometown Hearts’ economic performance and (ii) the obligation to absorb losses of, and the right to receive benefits from, Hometown Hearts that could potentially be significant, and therefore is the primary beneficiary of Hometown Hearts under ASC 810-10-25-38A through 25-38J.

Accordingly, the Company consolidates 100% of Hometown Hearts’ assets, liabilities, revenues, expenses and cash flows in these consolidated financial statements in accordance with ASC 810-10.

The carrying amounts and classification of Hometown Hearts’ consolidated assets and liabilities are included within the respective line items in the Company’s consolidated balance sheet, and those assets and liabilities are subject to the same accounting policies as the Company’s other consolidated subsidiaries, with additional disclosure provided in this note to meet the qualitative and quantitative disclosure objectives of ASC 810-10-50-2AA and 50-3, including the significant judgments and assumptions made in reaching the conclusion that the Company is the primary beneficiary and the nature of, and risks associated with, the Company’s involvement with Hometown Hearts.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

Management evaluated all activity of the Company through June 2, 2026, the date the consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements or notes, with exception of the following:

Subsequent to the December 31, 2025, on April 23, 2026, the U.S. Department of Justice issued a final order under the Controlled Substances Act that reclassifies certain marijuana‑related products and materials associated with medical marijuana from Schedule I to Schedule III, while leaving other marijuana material classified in Schedule I. This change follows a scientific and medical recommendation from the U.S. Department of Health and Human Services that marijuana be rescheduled to Schedule III. The Company operates in the cannabis industry and is subject to federal, state, and local regulation. The reclassification is expected to impact the Company’s operations, regulatory compliance requirements, and income tax position, including the applicability of Internal Revenue Code Section 280E to certain of the Company’s activities. Management is currently evaluating the effects of this change in federal law on the Company’s business, financial position, results of operations, and cash flows, including potential changes in income tax accounting. At this time, the Company is unable to reasonably estimate the quantitative impact of this subsequent event on its consolidated financial statements. The accompanying consolidated financial statements do not reflect any adjustments related to this event, as the change in classification occurred after the balance sheet date and relates to conditions that did not exist at that date.

On April 1, 2026, the Company entered into a definitive agreement with Vireo Growth Inc to purchase substantially all of the assets and membership interest of the Company. Closing is subject to certain shareholder and regulatory approvals.

NOTE C – INVENTORY

Inventory as of December 31, 2025 consisted of the following:

Raw materials	$461,417
Work-in-process	2,560,241
Finished goods	8,406,677
Total	$11,428,335

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE D – PROPERTY AND EQUIPMENT

Net property and equipment as of December 31, 2025 consisted of the following:

Computers and equipment	$6,771,154
Furniture and fixtures	66,098
Vehicles	128,284
Leasehold improvements	26,015,663
Construction in progress	1,063,067
34,044,266
Less accumulated depreciation	5,907,575
Property and equipment, net	$28,136,691

Depreciation expense totaled $5,039,829 of which $2,824,551 was included in cost of goods sold, for the year ended December 31, 2025.

NOTE E – LEASES

The Company maintains operating and finance leases for equipment, vehicles, retail space, and manufacturing facilities, with remaining lease terms ranging from one to ten years.

For the year ended December 31, 2025, the components of lease expense were as follows:

Operating lease cost	$11,425,702

Finance lease cost:
Amortization of right-of-use assets	$1,125,091
Interest on lease liabilities	505,037
Total finance lease cost	$1,630,128

As of December 31, 2025, other information related to leases was as follows:

Weighted Average Remaining Lease Term
Operating leases	6.47
Finance leases	2.08

Weighted Average Discount Rate
Operating leases	18.30%
Finance leases	12.56%

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$721,765

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE E – LEASES (CONTINUED)

The maturity of the contractual undiscounted lease liabilities at December 31, 2025 is as follows:

	Operating	Finance
	Leases	Leases
2026	$10,328,871	$1,928,918
2027	9,509,972	1,379,684
2028	9,062,065	87,635
2029	8,935,158	18,447
2030	8,702,939	—
Thereafter	22,808,726	—
Total future minimum lease payments	69,347,731	3,414,684
Less imputed interest	32,280,118	387,678
Total	$37,067,613	$3,027,006

NOTE F – INTANGIBLE ASSETS

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

Intangible assets as of December 31, 2025, are summarized as follows:

	Licenses	Tradenames	Technology
Cost
Balance as of January 1, 2025	$7,000,000	$3,589,000	$3,985,251
Purchases	—	—	2,738,637
Balance as of December 31, 2025	7,000,000	3,589,000	6,723,888

Accumulated Amortization
Balance as of January 1, 2025	—	(99,693)	(231,200)
Amortization	—	(299,083)	(1,021,726)
Balance as of December 31, 2025	—	(398,776)	(1,252,926)

Net Book Balance
Balance as of January 1, 2025	7,000,000	3,489,307	3,754,051
Balance as of December 31, 2025	$7,000,000	$3,190,224	$5,470,962

The Company recorded amortization expense of $1,320,809 for the year ended December 31, 2025. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE G – LONG-TERM DEBT

The Company entered into a promissory note agreement with a lender under which the lender committed to purchase secured notes in an aggregate principal amount of up to $5,000,000 (the “Facility”). The Company issued an initial secured note in the principal amount of $1,500,000 (the “Secured Note”) to the lender on that date and received cash proceeds of $1,500,000. As of December 31, 2025, the outstanding principal balance of the Secured Note was $1,500,000.

The Secured Note bears interest at a fixed rate of 15.0% per annum on the outstanding principal balance. Interest is payable on the first business day of each month (each, a “Payment Date”) and is generally paid in kind (“PIK Interest”) by being added to the principal amount of the Secured Note, after which interest accrues on the increased principal balance; the Company may elect on any Payment Date to pay some or all of such interest in cash instead of having it capitalized. Upon the occurrence and during the continuance of an event of default, the lender may, at its option, increase the interest rate by 5 percentage points per annum.

The Secured Note matures on June 30, 2026 (the “Maturity Date”). On the earlier of the Maturity Date or the consummation of a change of control (as defined in the agreement), the Company is required to repay in full the then‑outstanding principal amount of the Secured Note, all accrued and unpaid interest, and all other amounts then due under the promissory note agreement and related documents. The Company may redeem (prepay) the Secured Note, in whole or in part, at any time upon at least 10 business days’ prior written notice to the lender at a price equal to the principal amount being prepaid plus accrued and unpaid interest to the redemption date and any other amounts then due.

The Secured Note is secured by a first‑priority security interest in substantially all of the personal property and other assets of the Company and the other issuer entities party to the agreement, including, among other things, accounts, deposit accounts and cash, equipment, inventory, general intangibles, investment property, and the proceeds of the foregoing (the “Collateral”). In addition, the Company is required, upon the formation or acquisition of any U.S.‑organized subsidiary, to cause such subsidiary to guarantee the obligations under the Facility and to grant the lender a first‑priority security interest in substantially all of its assets.

Disclosure of assets pledged as security for loans is required by ASC 440‑10‑50‑1. The promissory note agreement contains customary affirmative and negative covenants, including, among others, requirements to provide monthly and quarterly financial statements, to comply in all material respects with applicable laws, restrictions on certain changes in the Company’s legal name, entity type, jurisdiction of organization, or principal place of business, restrictions on changes of control while obligations or unfunded commitments are outstanding, and limitations on the use of proceeds (including prohibitions on transferring or investing loan proceeds in non‑U.S. subsidiaries).

Events of default include, among others, failure to pay amounts when due and certain bankruptcy or insolvency events, upon which the lender may accelerate the Secured Note and exercise remedies against the Collateral. The Company was in compliance with the covenants of the Secured Note as of December 31, 2025.

Maturities related to long-term debt are as follows:

2026	$5,227,708
2027	2,230
Total	$5,229,938

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE H – STOCKHOLDERS’ EQUITY

As of December 31, 2025, the Company had the following:

	Common Stock	Common Stock
	Class A	Class B
Shares authorized	9,000,000	1,000,000
Shares issued and outstanding	10	420,823
Voting rights	1 vote per share	N/A
Par value	$0.00001	$0.0001

	Preferred Stock	Preferred Stock
	Series A	Series B
Shares authorized	5,500,000	3,000,000
Shares issued and outstanding	5,402,000	1,000,000
Voting rights	N/A	N/A
Par value	$0.00001	$0.00001

The Company has an approved stock-based compensation plan and grants its employees the option to purchase the Company’s Class B Common Stock with a par value of $0.0001. Under the stock option compensation plan, the Company may grant options for up to 1,000,000 shares of Class B Common Stock. The exercise price of each option is equal to $0.58 per share. The maximum term of the options is four years, and they vest over the maximum term of four years. As of December 31, 2025, 420,823 shares of common stock have been authorized and issued under this plan.

The Company measures share-based awards at grant-date fair value in accordance with ASC 718 and recognizes compensation expense on a straight-line basis over the requisite service (vesting) period of the awards. The Company estimates expected forfeitures and revises those estimates when facts and circumstances indicate that the number of awards expected to vest will differ from previous estimates; any resulting cumulative adjustment is recognized in the current period and prior periods are not restated. There were no forfeitures during the year ended December 31, 2025. Grant-date fair values varied depending on the dates on which the units were granted. Share-based compensation expense recognized was $61,020 for the year ended December 31, 2025. As of December 31, 2025, total unrecognized compensation cost related to nonvested awards was $158,479, which is expected to be recognized over a weighted-average period of 2.6 years.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE I – INCOME TAXES

The provisions for income taxes consist of the following components for the years ended December 31, 2025:

Current:
Federal	$12,389,948
State and Local	1,517,350
$13,907,298
Deferred:
Federal	$(213,956)
State and Local	(863,950)
$(1,077,906)

Total provision for income taxes	$12,829,392

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expense directly related to the sale of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

The Company’s total deferred tax liabilities and deferred tax assets at December 31, 2025 and 2024 were as follows:

Deferred tax assets	$1,102,202
Deferred tax liabilities	24,296
Net deferred tax assets	$1,077,906

Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to accrued loyalties and the state net operating losses.

The Company has state net operating loss carryforwards of approximately $5,978,000 as of December 31, 2025. These state net operating loss carryforwards give rise to deferred tax assets. Realization of these deferred tax assets is dependent upon the generation of sufficient taxable income in the applicable state jurisdictions prior to the expiration of the related carryforwards. Based on the weight of available evidence, management believes it is more likely than not that a portion of these state net operating loss carryforwards will be realized. Certain state net operating loss carryforwards are subject to various statutory limitations, including limitations arising from changes in ownership and other state-specific provisions, which may restrict the Company’s ability to fully utilize these carryforwards.

The difference in actual tax expense and the expense that would be expected by applying the applicable federal statutory rate is primarily due to the state income taxes, deductions disallowed under 280E (as discussed above), and certain other nondeductible items.

EAZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2025

NOTE J – RISKS AND UNCERTAINTIES

Banking Difficulties

The Company currently maintains deposit accounts with a U.S. financial institution. However, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. As a result, banking relationships in the cannabis industry are subject to heightened scrutiny and may be more difficult to establish and maintain than for businesses in other industries. There can be no assurance that the Company’s existing banking relationships will continue, that additional banking partners will be willing to provide services on terms acceptable to the Company, or that U.S. state or federal banking regulators will not more strictly enforce current prohibitions on handling funds generated from activities that are illegal under U.S. federal law. Any disruption, limitation, or termination of the Company’s access to customary banking or payment processing services could adversely affect the Company’s ability to conduct its operations and may have a material adverse effect on the Company.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

Compliance

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2025, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

State laws that permit and regulate the production, distribution, and use of cannabis for adult use or medical purposes are in direct conflict with the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under the CSA. Although the Company’s activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Liquidity and Going Concern

Management has evaluated the Company’s liquidity and its ability to continue as a going concern for the one‑year period following the date the financial statements are available to be issued. This evaluation considered the Company’s current financial condition, including available sources of liquidity and obligations coming due within that period, as well as events occurring subsequent to the balance sheet date related to the acquisition of the Company (see Note B – Subsequent Events). Based on this evaluation, management concluded that conditions and events, considered in the aggregate, do not raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date the financial statements are available to be issued.